Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

 HickoryTech Reports Third Quarter 2012 Results

MANKATO, Minn., Nov. 8, 2012 — HickoryTech Corporation (NASDAQ: HTCO) today reported third quarter revenue of $45.8 million, up 1 percent compared to the corresponding quarter in 2011.  Net income for the third quarter ended Sept. 30, 2012, totaled $1.7 million, down 18 percent year over year, and earnings per share totaled 13 cents per diluted share, a 19 percent decrease from last year primarily as a result of Telecom revenue declines and added depreciation expense companywide.

Year to date, revenue totaled $136.6 million, up 10 percent over the nine months ended Sept. 30, 2011. Earnings were $5.8 million a 15 percent decrease over the comparable nine-month period last year, and earnings per share of 43 cents were down 16 percent from last year.

“We continued to achieve solid growth in our fiber and data business in the third quarter and year-to-date, providing overall top-line growth, despite declines in our Telecom business,” said John Finke, HickoryTech’s president and chief executive officer.  “The addition of IdeaOne to our operations is providing the growth we expected and we are on track to complete the integration in the fourth quarter.”

Fiber and Data Segment (before inter-segment eliminations)
Third quarter Fiber and Data Segment revenue totaled $15.7 million, up 36 percent year over year, attributed to success in retail and wholesale transport and data services and the addition of IdeaOne Telecom operations, which HickoryTech acquired on March 1, 2012.  Costs and expenses for the segment totaled $13.3 million, an increase of 38 percent year over year.  Net income totaled $1.5 million, up 27 percent from a year ago.
•	Fiber and Data revenue, excluding IdeaOne operations, increased 8 percent year over year.
•	Fiber and Data Segment operating income totaled $2.4 million for the third quarter of 2012, a 27 percent increase year over year.
•	For the nine-month period, Fiber and Data revenue was up 31 percent compared to the nine-month period in 2011, including 10 percent organic growth and seven months of IdeaOne Telecom results.

Equipment Segment (before inter-segment eliminations)
Third quarter Equipment Segment revenue totaled $15 million, a 9 percent decrease year over year, primarily as a result of lower equipment installations.   For the nine-month period, Equipment Segment revenue increased 17 percent over 2011.
•	Sales of equipment decreased 9 percent relative to the third quarter 2011, and support services revenue decreased 3 percent for the comparable period.
•
Equipment Segment operating income totaled $890,000 in the third quarter of 2012, a reduction of $360,000 or 29 percent year over year.  On a nine-month year-to-date basis, Equipment Segment operating income totaled $2.1 million in 2012, a $345,000, or 14 percent reduction over the same period 2011.

Telecom Segment (before inter-segment eliminations)
Third quarter 2012 Telecom Segment revenue totaled $15.7 million, a 12 percent decrease from a year ago.  Telecom results reflect continued declines in network access and local service revenue, along with decreases in bill processing revenue from the company’s SuiteSolution billing and customer management services.  Costs and expenses totaled $14.4 million, down 3 percent year over year. Telecom Segment net income totaled $800,000, a 54 percent decrease compared to the third quarter 2011.

•
Broadband revenue totaled $4.9 million, down 5 percent versus the third quarter in 2011.  Broadband revenue includes DSL, Internet, data and digital TV services sold in the company’s legacy Telecom service area.

•
Network access revenue totaled $4.7 million, a 15 percent decrease year over year, which reflects a higher level of decline this year due to: the expiration of interstate infrastructure support reimbursements, the cancelation of a conferencing company contract, the initial impacts of industry-wide access reform regulation and access line and minute-of-use erosion.

•	Local service revenue totaled $3.1 million, down 12 percent year over year, a decline attributed to access line losses and regulatory reform.

Capital Expenditures
Capital expenditures in the third quarter totaled $9.4 million, net of grants from the Greater Minnesota Broadband Collaborative Project, compared with $5.6 million in third quarter 2011.  On a nine-month, year-to-date basis, capital expenditures were $18.9 million in 2012 compared to $14.1 million in 2011.

Depreciation, Amortization and Interest Expense
Depreciation and amortization expense increased $1.1 million or 19 percent in the third quarter.  The IdeaOne acquisition added $850,000 of depreciation and the remainder is attributed to increased capital expenditure associated with expansion of the network and success-based capital expenditures associated with Fiber and Data revenue growth.

Interest expense in the third quarter of 2012 and 2011 reflect accounting for interest rate swap agreements and the changes in the fair value of the swap agreements as non-cash interest expense, conforming to the Company’s restated financial statements for earlier periods.

Interest expense in the third quarter statement of operations totaled $1.6 million.  This sum accounts for interest rate swap agreements and the changes in the fair value of the agreements as a non-cash interest expense.  Year over year, third quarter interest expense decreased $1.3 million, or 44 percent, as a result of the fair value change in the swap agreements, an amount that offsets the interest increase associated with the higher level of debt brought on by the IdeaOne acquisition and higher interest rate charges associated with the company’s debt refinancing in the third quarter 2011. The effective interest rate for the first nine months of 2012, without regard to the fair market value change in the swap agreements, was approximately 4.2 percent on an annualized basis in 2012 versus 4.1 percent in 2011.

Debt Position
Long-term debt and current maturities of debt, including capitalized leases, totaled $137.2 million as of Sept. 30, 2012.  The 2012 debt balance represents an increase of $16.9 million from $120.2 million as of Dec. 31, 2011, as a result of the debt deployed to acquire IdeaOne Telecom.  However, the level of debt is down $4.3 million from $141.5 million at the end of the previous quarter ended June 30, 2012.

“We continue to use the free cash flows of our business to achieve our strategic objectives,” Finke said.  “Our ability to continue to invest, pay down our debt and increase our shareholder dividend in the third quarter can be attributed to the strong free cash flow generated by our operations.”

Dividend Increased
In the third quarter, HickoryTech declared an increased quarterly dividend of $14.5 cents per share of HickoryTech common stock to be paid in the fourth quarter, representing a 4 percent increase from the previous dividend of 14 cents.  This is the company’s fourth dividend increase in the past five years.  The company has declared shareholder dividends for more than 60 years.

Fiscal Outlook
HickoryTech made minor revisions to its previous fiscal 2012 outlook, as outlined below. Guidance reflects the IdeaOne Telecom acquisition as of March 1, 2012.
•	Revenue is expected to range from $177 million to $183 million. (no change)
•
Net Income is expected to range from $7.3 million to $8.6 million. (changed from $7.6 million to $8.6 million to reflect the increased interest expense associated with accounting for interest rate swap agreements and the changes in the fair value of the swap agreements as non-cash interest expense)

•	Diluted Earnings per Share is expected to range between $0.54 to $0.64 per share. (previously $0.56 to $0.64 per share)
•	CAPEX is expected to range from $27 million to $31 million, net of government grants for the Greater Minnesota Broadband Collaborative Project. (no change)
•	EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is expected to range from $46 million to $48 million. (no change)
•	Debt balance at Dec. 31, 2012 is expected to range from $135 million to $137 million. (previous guidance was $138 million to $141 million)

Conference Call and Webcast
HickoryTech will host a conference call and webcast on Friday, November 9 at 9 a.m. CT. The conference call dial-in number 877-774-2369 for U.S. and Canadian callers, conference ID 36345775.  A simultaneous webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest.  With headquarters in Mankato, Minn., HickoryTech has 500 employees and a five-state fiber network spanning more than 3,250 route miles across Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin.  Enventis provides business IP voice, data and video solutions, MPLS networking, data center and managed hosted services and communication systems.  HickoryTech delivers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa. The Company trades on the NASDAQ, symbol: HTCO.  For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance and position. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, financial position and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance and financial position. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

HickoryTech Corporation
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
	2012	2011	Change	2012	2011	Change
(Dollars in thousands, except share data)		Restated			Restated
Operating revenue:
Equipment	$12,915	$14,269	-9%	$38,954	$31,499	24%
Services	32,898	30,975	6%	97,660	92,475	6%
Total operating revenue	45,813	45,244	1%	136,614	123,974	10%

Costs and expenses:
Cost of sales, excluding depreciation and amortization	10,906	12,223	-11%	33,664	27,146	24%
Cost of services, excluding depreciation and amortization	16,358	14,738	11%	47,589	44,244	8%
Selling, general and administrative expenses	7,123	6,147	16%	21,270	19,419	10%
Depreciation and amortization	6,869	5,794	19%	19,795	17,155	15%
Total costs and expenses	41,256	38,902	6%	122,318	107,964	13%

Operating income	4,557	6,342	-28%	14,296	16,010	-11%

Interest and other income	3	26	-88%	37	50	-26%
Interest expense	(1,625)	(2,880)	-44%	(4,635)	(5,199)	-11%
Income before income taxes	2,935	3,488	-16%	9,698	10,861	-11%
Income tax provision	1,194	1,355	-12%	3,925	4,034	-3%

Net income	$1,741	$2,133	-18%	$5,773	$6,827	-15%

Basic earnings per share	$0.13	$0.16	-19%	$0.43	$0.51	-16%
					$0.91	-24%
Basic weighted average common shares outstanding	13,511,009	13,394,225		13,483,358	13,363,874

Diluted earnings per share	$0.13	$0.16	-19%	$0.43	$0.51	-16%
						-24%
Diluted weighted average common and equivalent shares outstanding	13,526,875	13,409,414		13,498,268	13,376,261

Dividends per share	$0.14	$0.135	4%	$0.42	$0.405	4%

HickoryTech Corporation
Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	September 30, 2012	December 31, 2011
		(Restated)
Assets
Current assets:
Cash and cash equivalents	$10,051	$13,057
Receivables, net of allowance for doubtful accounts of $289 and $436	27,493	25,317
Inventories	7,294	9,297
Income taxes receivable	1,027	498
Deferred income taxes, net	1,559	1,559
Prepaid expenses	2,612	1,801
Other	1,085	964
Total current assets	51,121	52,493

Investments	3,210	4,277

Property, plant and equipment	424,782	396,816
Accumulated depreciation	(247,979)	(242,886)
Property, plant and equipment, net	176,803	153,930

Other assets:
Goodwill	29,028	27,303
Intangible assets, net	5,034	2,314
Deferred costs and other	3,554	3,669
Total other assets	37,616	33,286

Total assets	$268,750	$243,986

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$4,952	$4,661
Extended term payable	14,008	6,920
Deferred revenue	4,832	6,251
Accrued expenses and other	9,645	10,175
Current maturities of long-term obligations	1,636	1,407
Total current liabilities	35,073	29,414

Long-term liabilities:
Debt obligations, net of current maturities	135,519	118,828
Accrued income taxes	142	154
Deferred revenue	1,045	1,131
Financial derivative instruments	2,764	2,469
Accrued employee benefits and deferred compensation	19,968	18,166
Deferred income taxes	30,281	30,627
Total long-term liabilities	189,719	171,375

Total liabilities	224,792	200,789

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 13,528 in 2012 and 13,396 in 2011	1,353	1,340
Additional paid-in capital	16,661	15,683
Retained earnings	30,424	30,309
Accumulated other comprehensive (loss)	(4,480)	(4,135)
Total shareholders' equity	43,958	43,197

Total liabilities and shareholders' equity	$268,750	$243,986

HickoryTech Corporation
Fiber and Data Segment
(unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Revenue before intersegment eliminations:
Services	$15,528	$11,368	37%	$43,924	$33,296	32%
Intersegment	215	219	-2%	601	566	6%
Total Fiber and Data revenue	15,743	11,587	36%	44,525	33,862	31%

Cost of services (excluding depreciation and amortization)	7,735	5,834	33%	21,819	17,335	26%
Selling, general and administrative expenses	2,925	2,230	31%	8,477	6,455	31%
Depreciation and amortization	2,638	1,597	65%	7,155	4,739	51%
Total costs and expenses	13,298	9,661	38%	37,451	28,529	31%

Operating income	$2,445	$1,926	27%	$7,074	$5,333	33%
Net income	$1,454	$1,146	27%	$4,208	$3,173	33%

Capital expenditures	$6,390	$2,988	114%	$11,958	$7,211	66%

HickoryTech Corporation
Equipment Segment
(unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Revenue before intersegment eliminations:
Equipment	$12,915	$14,269	-9%	$38,954	$31,499	24%
Support Services	2,086	2,147	-3%	6,332	7,087	-11%
Total Equipment revenue	15,001	16,416	-9%	45,286	38,586	17%

Cost of sales (excluding depreciation and amortization)	10,906	12,223	-11%	33,664	27,146	24%
Cost of services (excluding depreciation and amortization)	1,802	1,634	10%	5,141	5,008	3%
Selling, general and administrative expenses	1,332	1,235	8%	4,159	3,765	10%
Depreciation and amortization	71	74	-4%	213	213	0%
Total costs and expenses	14,111	15,166	-7%	43,177	36,132	19%

Operating income	$890	$1,250	-29%	$2,109	$2,454	-14%
Net income	$529	$744	-29%	$1,254	$1,458	-14%

Capital expenditures	$(15)	$213	-107%	$175	$306	-43%

HickoryTech Corporation
Telecom Segment
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars in thousands)	2012	2011	Change	2012	2011	Change
Revenue before intersegment eliminations:
Local Service	$3,124	$3,534	-12%	$9,901	$10,822	-9%
Network Access	4,677	5,512	-15%	14,329	17,088	-16%
Broadband	4,861	5,101	-5%	14,840	15,245	-3%
Directory	764	845	-10%	2,316	2,563	-10%
Long Distance	611	717	-15%	1,895	2,173	-13%
Bill Processing	950	1,330	-29%	3,190	2,917	9%
Intersegment	465	404	15%	1,319	1,220	8%
Other	297	421	-29%	933	1,284	-27%
Total Telecom revenue	$15,749	$17,864	-12%	$48,723	$53,312	-9%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$15,284	$17,460		$47,404	$52,092
Intersegment	465	404		1,319	1,220
	15,749	17,864		48,723	53,312

Cost of services (excluding depreciation and amortization)	7,447	7,844	-5%	22,373	23,540	-5%
Selling, general and administrative expenses	2,779	2,919	-5%	8,429	9,035	-7%
Depreciation and amortization	4,146	4,101	1%	12,364	12,137	2%
Total costs and expenses	14,372	14,864	-3%	43,166	44,712	-3%

Operating income	$1,377	$3,000	-54%	$5,557	$8,600	-35%

Net income	$816	$1,787	-54%	$3,301	$5,102	-35%

Capital expenditures	$2,979	$2,440	22%	$6,777	$6,615	2%

Key Metrics
Business access lines	20,546	23,378	-12%
Residential access lines	22,715	25,329	-10%
Total access lines	43,261	48,707	-11%
Long distance customers	30,662	32,730	-6%
Digital Subscriber Line customers	19,751	19,749	0%
Digital TV customers	10,341	10,503	-2%

HickoryTech Corporation
Reconciliation of Non-GAAP Measures
	Year Ending
	December 31, 2012
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2012 EBITDA guidance1:	Low	High
Projected net income	$7,300	$8,600
Add back:
Depreciation and amortization	27,400	27,200
Interest expense	6,300	6,200
Taxes	5,000	6,000
Projected EBITDA guidance 1	$46,000	$48,000

1 EBITDA, a non-GAAP financial measure, is as defined in our credit agreement